Exhibit 23.c

                         Consent of Independent Auditors

The financial statements of Kansas City Life Insurance Company as of December 31, 1999, and for each of the two years in the period ended December 31, 1999, incorporated by reference herein and in the registration statement have been audited by Ernst & Young LLP, independent accountants, as set forth in their report thereon also incorporated by reference herein and in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                                               Ernst & Young LLP

Kansas City, Missouri
August 20, 2001